Exhibit 99.1

Sanchez Energy Corporation Announces Full Exercise of Over-Allotment Option for Previously Announced Private Offering of 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A

Sanchez Energy Corporation (NYSE: SN) today announced that the initial purchasers of a previously announced private placement of the Company’s 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A, have exercised in full their option to purchase an additional 500,000 shares, bringing the size of the transaction to an aggregate of 3,000,000 shares. Aggregate net proceeds of the offering are expected to be approximately $144.6 million. As previously announced, the Company intends to use the net proceeds from this offering to fund its capital expenditures, and, in particular, to accelerate its drilling program across all of its operating areas, for its other operating expenses, and for general corporate purposes.

The Company expects to close the placement of all 3,000,000 shares on Monday, September 17, 2012, subject to customary closing conditions.

The annual dividend on each share of convertible preferred stock is $2.4375 and is payable quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2013, when, as and if declared by the Company’s board of directors.  Dividends may be paid in cash or, under certain conditions, common stock or a combination thereof at the Company’s election.

Each share of convertible preferred stock has a liquidation preference of $50 per share, plus accumulated but unpaid dividends, and is convertible, at the holder’s option at any time into shares of the Company’s common stock based on an initial conversion rate of 2.3250 shares of common stock for each share of convertible preferred stock.  The conversion rate will be subject to certain customary adjustments, but no payment or adjustment for accumulated but unpaid dividends will be made upon conversion.  The convertible preferred stock may not be redeemed by the Company; however, the Company may, at any time on or after October 5, 2017, elect to cause all outstanding shares of convertible preferred stock to be automatically converted subject to certain conditions.

The securities (including the convertible preferred stock, the shares of common stock into which the convertible preferred stock is convertible and the dividends payable on the convertible preferred stock in shares of common stock, if any) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and issue the convertible preferred stock only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, Sanchez Energy’s ability to consummate its preferred stock offering, the continued production of oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2011 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.